                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            CHITTENDEN CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

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Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                Notice of 2001

                                Annual Meeting

                                      and

                                Proxy Statement

                       [LOGO OF CHITTENDEN CORPORATION]


                            Your Vote is Important

Every Stockholder should complete, sign, date and promptly return the proxy in the envelope furnished for this purpose. It is necessary that enough shares be represented by proxy to constitute, with the shares present in person, a legal quorum (a majority of the issued and outstanding stock) so that a meeting can be held.

Notice of Annual Meeting of Stockholders

The Annual Meeting of the Stockholders of Chittenden Corporation will be held on April 18, 2001 at 4:00 p.m. in the Adirondack Ballroom (A, B & C) in the Radisson Hotel Burlington, located at 60 Battery Street, Burlington, Vermont. The annual meeting is for the purpose of considering and acting upon:

 1. The election of Directors as provided by the By-Laws.

 2. Ratification of the Amendment to the 1997 Restatement and Amendment of the 1993 Stock Incentive Plan.

 3. Any other business which may properly come before the meeting or any ad-journment thereof.

By order of the Board of Directors.

F. Sheldon Prentice
Secretary

March 16, 2001

CHITTENDEN CORPORATION

Two Burlington Square
Burlington, Vermont 05401
March 16, 2001

Proxy Statement
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
APRIL 18, 2001

Solicitation and Revocation of Proxies

This proxy statement is furnished to the Stockholders of CHITTENDEN CORPORA-TION (the "Corporation"), a corporation organized under the laws of the State of Vermont, in connection with the annual meeting of the Stockholders of the Corporation to be held on Wednesday, April 18, 2001, at 4:00 p.m., in the Adi-rondack Ballroom (A, B & C) in the Radisson Hotel Burlington, located at 60 Battery Street, Burlington, Vermont.

 A proxy card is furnished by the Corporation. This proxy is being solicited by the Board of Directors of the Corporation for use at the April 18, 2001 an-nual meeting of its Stockholders and at any adjournment thereof. A proxy duly executed and returned by a Stockholder will be voted as directed by the proxy, and, if no choice is specified, the proxy will be voted in accordance with the recommendations of the Board of Directors contained herein. As to other mat-ters, if any, to be voted upon, the persons named in the proxy will take such action as the Board of Directors may deem advisable.

 A Stockholder who signs and returns a proxy may revoke it at any time before it is exercised by notifying the Secretary of the Corporation in writing or by attending the meeting and voting in person.

 This Proxy Statement, the Corporation's Summary Annual Report and Form 10-K, which contain financial statements, will be mailed on or about March 16, 2001 to Stockholders of record on March 2, 2001. The Annual Report and Form 10-K are not to be regarded as proxy soliciting material.

 All expenses of the solicitation of proxies are being borne by the Corpora-tion. It is expected that solicitations will be made primarily by mail, but regular employees or representatives of the Corporation may also solicit prox-ies by telephone, telegraph and in person and arrange for nominees, custodians and fiduciaries to forward proxies and proxy material to their principals at the expense of the Corporation. The Corporation also has retained Georgeson Shareholder Communications Inc. to assist with the solicitation of proxies for a fee of $6,000 plus reimbursement of out-of-pocket expenses.

Voting Securities

The Board of Directors of the Corporation has fixed the close of business on March 2, 2001 as the record date for the determination of Stockholders enti-tled to notice of and to vote at the annual meeting. Each share of common stock will be entitled to one vote. There are no rights of appraisal or simi-lar rights of dissenters with respect to any matter to be acted upon.

 As of January 31, 2001 there were 26,104,673 shares of common stock outstand-ing and entitled to vote. Security ownership of the Corporation's Directors and Executive Officers is provided below in tabular form.


                     (2) Name of beneficial   (3) Amount and nature   (4) Percent
  (1) Title of Class owner                    of beneficial ownership of class(1)
---------------------------------------------------------------------------------
                      Bertrand, Frederic
  Common Stock        H.                        18,350(2)                  *
---------------------------------------------------------------------------------
  Common Stock        Boardman, David M.        33,487(3)                  *
---------------------------------------------------------------------------------
  Common Stock        Carrara, Paul J.          19,905(4)                  *
---------------------------------------------------------------------------------
  Common Stock        Crawford, Sally W,         1,615                     *
---------------------------------------------------------------------------------
                      Drumheller, Philip
  Common Stock        M.                        11,119(5)                  *
---------------------------------------------------------------------------------
  Common Stock        Dwight, John K.           29,085(6)                  *
---------------------------------------------------------------------------------
  Common Stock        Hutton, Lyn                5,063(7)                  *
---------------------------------------------------------------------------------
  Common Stock        Kolvoord, Philip A.       20,535(8)                  *
---------------------------------------------------------------------------------
  Common Stock        Perrault, Paul A.        343,325(9)                1.32
---------------------------------------------------------------------------------
  Common Stock        Pizzagalli, James C.     239,454(10)                 *
---------------------------------------------------------------------------------
  Common Stock        Pomerleau, Ernest A.      38,028(11)                 *
---------------------------------------------------------------------------------
  Common Stock        Richards, Mark W.         78,083(12)                 *
---------------------------------------------------------------------------------
  Common Stock        Spera, Pall D.            41,069(13)                 *
---------------------------------------------------------------------------------
                      Wilson, Martel D.,
  Common Stock        Jr.                       35,900(14)                 *
---------------------------------------------------------------------------------
  Common Stock        Barnes, John P.          101,709(15)                 *
---------------------------------------------------------------------------------
  Common Stock        DeShaw, Lawrence W.       98,799(16)                 *
---------------------------------------------------------------------------------
  Common Stock        Kelly, John W.            55,016(17)                 *
---------------------------------------------------------------------------------
  Common Stock        O'Brien, Danny H.         90,987(18)                 *
---------------------------------------------------------------------------------
  Common Stock        Walters, Kirk W.          78,487(19)                 *
---------------------------------------------------------------------------------
  Common Stock        Directors, Officers     1,462,699                  5.60%
                      of the Corporation,
                      Senior
                      Management (the
                      "Officer Group")


* Less than one percent
 (1) Except as otherwise noted, each individual in the table above has the sole voting and investment power over the shares listed.

 (2) Includes 10,329 shares issuable upon the exercise of stock options that have vested.
 (3) Includes 3,000 shares issuable upon the exercise of stock options that have vested.
 (4) Includes 15,215 shares issuable upon the exercise of stock options that have vested.
 (5) Includes (a) 8,420 shares issuable upon the exercise of stock options that have vested, and (b) 2,000 shares owned by Lane Press.
 (6) Includes (a) 17,675 shares issuable upon the exercise of stock options that have vested, and (b) 5,766 shares owned by a Rabbi Trust.
 (7) Includes 3,000 shares issuable upon the exercise of stock options that have vested.
 (8) Includes (a) 10,329 shares issuable upon the exercise of stock options that have vested, and (b) 1,462 shares owned by Mr. Kolvoord's spouse.
 (9) Includes (a) 282,881 shares issuable upon the exercise of stock options that have vested, (b) 12,841 shares owned through a 401(k) plan and (c) 47,603 shares owned by Mr. Perrault's spouse.
(10) Includes (a) 3,000 shares issuable upon the exercise of stock options that have vested, (b) 571 shares owned by Mr. Pizzagalli's son, (c) 6,330 shares owned by Pizzagalli Construction Company and (d) 148,925 shares owned by Pizzagalli Brothers Company, which are entities controlled by Mr. Pizzagalli. Mr. Pizzagalli disclaims beneficial ownership of the shares described in paragraph (b).
(11) Includes (a) 17,674 shares issuable upon the exercise of stock options that have vested and (b) 10,960 shares owned by a Rabbi Trust.
(12) Includes (a) 8,420 shares issuable upon the exercise of stock options that have vested and (b) 9,721 shares held in custodial accounts.
(13) Includes 15,215 shares issuable upon the exercise of stock options that have vested.
(14) Includes (a) 15,215 shares issuable upon the exercise of stock options that have vested and (b) 1,781 shares owned through an individual retire-ment account of Mr. Wilson's spouse.
(15) Includes (a) 71,536 shares issuable upon the exercise of stock options that have vested, (b) 7,245 shares owned through a 401(k) plan and (c) 4,901 shares owned through an individual retirement account of Mr. Barnes's spouse.
(16) Includes (a) 69,650 shares issuable upon the exercise of stock options that have vested and (b) 1,726 shares owned through a 401(k) plan.
(17) Includes (a) 55,000 shares issuable upon the exercise of stock options that have vested and (b) 16 shares owned through a 401(k) plan.
(18) Includes 66,300 shares issuable upon the exercise of stock options that have vested.
(19) Includes (a) 70,000 shares issuable upon the exercise of stock options that have vested and (b) 1,537 shares owned through a 401(k) plan.

Notes Regarding Directors' Stock Ownership

Beneficial ownership is determined in accordance with Rule 13(d)(3) under the Securities Exchange Act of 1934. Unless otherwise indicated, the listed per-sons have sole voting power and sole investment power with respect to the shares of common stock set forth.

 No one is the beneficial owner of more than five percent of any class of the Corporation's voting securities, except Private Capital Management, Inc. (PCM) and T. Rowe Price Associates, Inc., which include any shares owned by T. Rowe Price International and by the T. Rowe Price Mutual Funds. The reporting per-sons are filing as Investment Advisers registered under Section 203 of the In-vestment Advisers Act of 1940. This information was supplied to the Corpora-tion on Schedule 13G pursuant to the Securities Exchange Act of 1934.

                     (2) Name of beneficial   (3) Amount and nature   (4) Percent
  (1) Title of Class owner and address        of beneficial ownership  of class
---------------------------------------------------------------------------------
  Common Stock         PCM                    1,411,718(/1/)              5.4%
                       Bruce S. Sherman,
                       Chairman
                       Gregg J. Powers,
                       President
                       3003 Tamiami Trail
                       N.
                       Naples, FL 34103
---------------------------------------------------------------------------------
  Common Stock         T. Rowe Price          1,577,700(/2/)             5.96%
                       Associates, Inc.
                       Henry H. Hopkins
                       Managing Director
                       100 E. Pratt Street
                       Baltimore, MD 21202


(1) Messrs. Sherman and Powers exercise shared dispositive and shared voting power with respect to shares held by PCM's clients and managed by PCM. Messrs. Sherman and Powers disclaim beneficial ownership for the shares held by EVF and by PCM's clients and disclaim the existence of a group.
(2) These securities are owned by various individual and institutional invest-ors which T. Rowe Price Associates, Inc. serves as an investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such secu-rities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of these shares.

 The Corporation's principal subsidiary, Chittenden Trust Company (the "Bank"), held in a fiduciary or representative capacity, in the aggregate, ap-proximately 1,257,242 shares, or 4.82 percent, of the outstanding shares of common stock of the Corporation as of December 31, 2000. The Corporation and the Bank disclaim beneficial ownership of these shares.

Election of Directors of Chittenden Corporation

(Item 1 on Proxy Card)

Classified Board of Directors
The number of Directors, which is presently set at 14, is established periodi-cally by the Board. All Directors are elected for staggered three-year terms so that approximately one third of the Directors are elected at each annual meeting. At the annual meeting four Directors will stand for election to serve for a term of three years and, in order to better balance the Director classi-fication, two Directors will stand for election to serve for one year terms.

 It is the intention of the persons named in the proxy to vote for the nomi-nees named for the terms indicated.

 Election of Directors requires a majority vote. The six nominees for Direc-tors and the eight continuing Directors are listed on the following pages with brief statements of their principal occupations and other information. All of the nominees are serving currently on the Board of Directors of the Corpora-tion. According to information supplied by them, these persons, as of January 31, 2001 owned beneficially the number of shares of common stock of the Corpo-ration indicated.

Director Nominees

The following persons have been nominated to serve as Directors for terms to expire in 2004.

 Frederic H. Bertrand. Mr. Bertrand, 64, has been a Director of Chittenden since 1989. He is Chairman of Central Vermont Public Service Corporation, Chairman of Catamount Energy Corporation, and is former Chairman of the Board and Chief Executive Officer of National Life Insurance Company. He is a Direc-tor of Union Mutual Fire Insurance Company and the Vermont Electric Power Com-pany. He is a graduate of Norwich University and the College of William and Mary Law School. He is a former Chairman of the American Council of Life In-surance, the Vermont Business Roundtable and a former Mayor of Montpelier, Vermont. Mr. Bertrand is chairman of the Corporation's Audit Committee.

 David M. Boardman. Mr. Boardman, 66, has been a Director of Chittenden since 1978. He is Chairman of Hickok & Boardman Financial Planning and Group Bene-fits, Inc., with which he has been associated since 1956. He has also been a representative of National Life Insurance Company since 1956. He is a Chart-ered Life Underwriter, a Life and Qualifying Member of the Million Dollar Round Table and a Certified Financial Planner. He is a past Trustee of Vermont Catholic Charities, past Chairman of the Burlington City Retirement Board, past President of the Greater Burlington Industrial Corp. and past President of the Burlington Boys and Girls Club. Mr. Boardman is also a past Chairman of the Board of Champlain College, where he has been a Trustee since 1974. He is a member of the American Society of Chartered Life Underwriters, the Institute of Certified Financial Planners and the Association of Advanced Life Under-writers.

 Pall D. Spera. Mr. Spera, 56, has been a Director of Chittenden since 1985. He is President of Pall Spera Company, Realtors LLC and Pall Spera Financial Group of Florida. A past President and Director of the Vermont Association of Realtors, who recognized him as the Realtor of the Year. Mr. Spera was re-cently a director of National Association of Realtors and chaired its Legal Affairs Committee. He is also a director of the Lake Mansfield Trout Club and the Vermont Granite Museum. Mr. Spera was an incorporator and a charter Direc-tor of Mountain Trust Company in 1977, was elected Vice Chairman in 1978, served as Acting President in 1980-81 and was Acting Chairman of the Board prior to the Merger of Mountain Trust Company with Chittenden Trust Company.

 Martel D. Wilson, Jr. Mr. Wilson, 64, has been a Director of Chittenden since 1983. He is the former Vice President, Chief Financial Officer and Director of S-K-I Ltd. He graduated from the University of Colorado with a degree in me-chanical engineering and received a MBA from Cornell University. Mr. Wilson is a Director and Chairman of the Board of Building Material Distributors, Inc. of Stockton, California, a building material wholesaler in California, Nevada, Arizona and Utah. He is a former President and Director of the Rutland Region Chamber of Commerce, a former Trustee of the College of St. Joseph the Provid-er, a former President and Director of the Rutland Regional Medical Center and a member of the Investment Committee and former Chairman of the Board of Trustees of Comprehensive Health Resources, a health care holding company.

The following persons have been nominated to serve as Directors for terms to expire in 2002

 John K. Dwight. Mr. Dwight, 56, has been a Director of Chittenden since 1999. He is President of Dwight Asset Management Co. He is a graduate of the Univer-sity of North Carolina in Chapel Hill, North Carolina. Mr. Dwight is a past Director of United Asset Management Company, Trustee of the Shelburne Museum, a Trustee of the Vermont Folklife Center, a Director of Resolution, Inc., a Director of the Vermont Business Round Table and a founding member of the Ver-mont Security Analysts Chapter.

 Ernest A. Pomerleau. Mr. Pomerleau, 53, has been a Director of Chittenden since 1999. He is President of Pomerleau Real Estate, a real estate develop-ment, brokerage and property management firm which he joined in 1969 after graduating from St. Michael's College. He served as Chairman of the Vermont Federal Bank and was a Director of the Vermont National Bank prior to the merger. Mr. Pomerleau is Chairman of the Greater Burlington Industrial Corpo-ration and Director of the Vermont Visiting Nurse Association.

Continuing Directors

 Paul J. Carrara. Mr. Carrara, 64, has been a Director of Chittenden since 1982. He is President of J. P. Carrara & Sons, Inc., a ready-mixed and precast concrete supplier located in Middlebury, Vermont. He is also past President of Otter Valley Equipment, Inc., an equipment-leasing firm in Rutland. Mr. Car-rara is a general partner in Vermont Industrial Parks, Limited Partnership, an industrial property-leasing firm in Rutland, Vermont. Mr. Carrara's term ex-pires in 2002.

 Sally W. Crawford. Ms. Crawford, 46, has been a Director of Chittenden since 1998. She is a health care consultant based in Exeter, New Hampshire. Since 1997, she has worked with payers, providers, regulators and investors on man-aged care initiatives. From 1985 to 1997, Ms. Crawford was Chief Operating Of-ficer of Healthsource, Inc., a publicly traded HMO and managed care company. From 1978 to 1985, she was Marketing Director for two New Hampshire HMOs, Mat-thew Thornton Health Plan and Beacon Health. She graduated from Smith College and received an MS degree from Boston University. Ms. Crawford is a Director of Cytyc Corporation, a health care company that develops, manufactures and markets the Thin Prep System for medical diagnostic systems. She also serves as Director for EXACT Sciences Corporation, a publicly traded company head-quartered in Maynard, Massachusetts that has developed proprietary technolo-gies in applied genomics to screen for cancer. From 1996 to 1998, Ms. Crawford served as Director for Harborside Healthcare, a long term and subacute care company headquartered in Boston, Massachusetts. She is a Director of Leader-ship New Hampshire, Odyssey House and New Hampshire Public Radio. Ms. Crawford's term expires in 2002.

 Philip M. Drumheller. Mr. Drumheller, 47, has been a Director of Chittenden since 1999. He is President of The Lane Press, Inc., New England's largest magazine printer. He joined the firm in 1986. He is a 1975 graduate of the United States Merchant Marine Academy and received his MBA from The Wharton School, University of Pennsylvania in 1984. He is a Master Mariner, licensed by the U.S. Coast Guard to captain U.S. ships of any size and is a retired commissioned officer in the United States Navy Reserve. Mr. Drumheller cur-rently serves on the Boards of the Lane Press (Chairman), Fletcher Allen Health Care (Chairman), Covenant Health Systems, Fanny Allen Hospital and The Lake Champlain Maritime Museum. Mr. Drumheller's term expires in 2002.

 Lyn Hutton. Ms. Hutton, 51, has been a Director of Chittenden since 1995. She is Vice President and Chief Financial Officer of the John D. and Catherine T. MacArthur Foundation. From 1990 to 1998 she served as Vice President and Trea-surer of Dartmouth College. From 1982 to 1990 she was associated with the Uni-versity of Southern California, first as Treasurer and then as Senior Vice President for Finance and Administration. In 1994, the National Association for College and University Business Officers awarded Ms. Hutton the Rodney Adams prize in recognition of her contributions to professional development and research activities in the field of college and university endowment and investment management. Both a Certified Public Accountant and a Chartered Fi-nancial Analyst, Ms. Hutton serves on the Board of Trustees of Commonfund Cap-ital, Inc., of Commonfund Realty Inc., the University Corporation for Atmo-spheric Research, and The College Board. She has previously served on the Board of Directors of First Interstate Bank of California. Ms. Hutton's term expires in 2003.

 Philip A. Kolvoord. Mr. Kolvoord, 68, has been a Director of Chittenden since 1977. He is of counsel in the law firm of Kolvoord, Overton & Wilson in Essex Junction, Vermont. He received his law degree from the University of Virginia and commenced his law practice in Vermont in 1958. Mr. Kolvoord is a former President of the Vermont Trial Lawyers Association and the Chittenden Country Bar Association. He is a former Chairman of the Judicial Nominating Board and the Professional Conduct Board of the State of Vermont. He is also past President of The Discovery Museum for Children in Essex Junction, Ver-mont. Mr. Kolvoord and other members of his firm are retained from time to time for legal services by the Essex Junction office of the Bank. Mr. Kolvoord's term expires in 2002.

 Paul A. Perrault. Mr. Perrault, 49, has served as Chairman of the Board of Directors of Chittenden Corporation and Chittenden Bank since 1998. He has served as Director, President and Chief Executive Officer since 1990. Mr. Perrault began his banking career in 1975 at Shawmut Bank and has served in a variety of commercial banking positions in Rhode Island and Boston. From 1989 to 1990 he was President of Bank of New England-Old Colony, Providence, Rhode Island. Before becoming President, Mr. Perrault was Executive Vice President and Senior Loan Officer beginning his career with them in 1985. He is a 1973 graduate of Babson College and received his MBA from Boston College School of Management in 1975. He is a member of the Advisory Board of the Fleming Museum and a Trustee of Champlain College and serves on the American Bankers Council and the Government Relations Council of the American Bankers Association, as well as the SuperCommunity Bank Peer Group. Mr. Perrault's term expires in 2003.

 James C. Pizzagalli. Mr. Pizzagalli, 56, has been a Director of Chittenden since 1980. He is Co-Chairman of Pizzagalli Construction Company and President of Pizzagalli Properties, LLC. He joined the company in 1969 after graduating from the University of Vermont and Boston University Law School. He is a Di-rector of the Associated General Contractors of America, Vice President and a Director of the AGC Education and Research Foundation, a Trustee of the Uni-versity of Vermont and a Trustee of the Shelburne Museum. Mr. Pizzagalli is chairman of Chittenden's Executive Committee. Mr. Pizzagalli's term expires in 2002.

 Mark W. Richards. Mr. Richards, 55, has been a Director of Chittenden since 1999. Prior to that he was a Director of Vermont Financial Services Corpora-tion for 11 years. He attended Williams College and Columbia Graduate School of Business, as well as having served 3 years as a United States Naval offi-cer. He is President of Richards, Gates, Hoffman & Clay Insurance in Brattleboro, Vermont and is currently a Trustee of the Brattleboro Development Credit Corp., the Brattleboro Retreat and a corporator of Brattleboro Memorial Hospital. Mr. Richards term expires in 2002.

Meetings of the Board of Directors and Its Audit and Executive Committees

The Board of Directors of the Corporation and the Bank held twelve meetings during the calendar year 2000. No Director attended fewer than seventy-five percent of the aggregate of the meetings of the Board and the total number of meetings held by committees of the Board on which they served during 2000.

Audit Committee

The Corporation has a standing Audit Committee comprised of Messrs. Bertrand (Chair), Boardman, Drumheller, Richards, Wilson and Ms. Hutton. The audit com-mittee makes recommendations to the full Board concerning the engagement of independent public accountants, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and re-views the adequacy of Chittenden's internal accounting controls. The Audit Committee operates under a formal charter that was adopted in 2000, which is attached as Exhibit B. The audit committee met four times during 2000. The Re-port of the Audit Committee appears on page 12 of this Notice and Proxy State-ment.

Executive Committee

The Corporation has a standing Executive Committee comprised of Messrs. Perrault, ex officio, Pizzagalli (Chair), Bertrand, Spera, Wilson and Ms. Hut-ton. The executive committee is responsible for strategic planning, officer and non-officer compensation and directors' succession, among other duties. In carrying out these responsibilities, the executive committee considers and recommends nominees for election to the board as vacancies occur and performs all of the functions of a compensation committee. The executive committee met four times during 2000.

 The Chittenden Board does not have a standing nominating or compensation com-mittee. The executive committee performs all of the functions of these commit-tees.

Remuneration of Directors and Officers

The Corporation does not presently remunerate its officers, nor does it pro-vide retirement benefits. The Corporation compensates its Directors, other than Mr. Perrault, in quarterly retainer fees of $500 of which 50% is paid in the form of Corporation stock.

 All of the officers of the Corporation serve and are remunerated as officers of the Bank. Directors of the Bank, other than Mr. Perrault, are paid an an-nual retainer of $3,000 without regard to attendance, $1,500 per meeting at-tended for monthly meetings, and $750 per telephone conference meeting of the Board. Fifty percent of retainers and fees are paid in the form of Corporation stock.

 Directors serving on the Bank's Audit and Executive Committees receive a meeting fee of $1,000 per meeting attended and $500 per telephone conference meetings, 50% of which is paid in the form of Corporation stock.

 The Chair of the Board of the Bank, who is also an employee (i.e., Mr. Perrault), does not receive additional compensation for service as Chair. The Chair of the Executive Committee and the Chair of the Audit Committee receive an annual retainer of $3,000 without regard to attendance. Fifty percent of retainers are paid in the form of Corporation stock.

 The payment of Directors' fees by the Corporation and the Bank may be de-ferred by a Director pursuant to a Director's Deferred Compensation Plan, adopted April, 1972, and most recently amended January 1, 1992.

Report of the Audit Committee

The audit committee oversees the Company's financial reporting process on be-half of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the system of in-ternal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the accept-ability, of the accounting principles, the reasonableness of significant judg-ments, and the clarity of disclosures in the financial statements. All audit committee members are independent within the definition of the New York Stock Exchange applicable listing standards.

 The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the qual-ity, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has dis-cussed with the independent auditors the auditors' independence from manage-ment and the Company including the matters in the written disclosures required by the Independence Standards Board. The committee also considered whether the auditors' provision of non-audit services was compatible with independence rules.

 The committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The committee meets with the internal and independent auditors, with and without management pres-ent, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's finan-cial reporting.

 In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The committee has recommended to the board and the board has ap-proved the selection of the Company's independent auditors.

Frederic H. Bertrand, Chair
David M. Boardman
Philip M. Drumheller
Lyn Hutton
Mark W. Richards
Martel D. Wilson, Jr.

Report of the Committee Responsible for Compensation

The Executive Committee of the Board of Directors has primary responsibility for the design and administration of executive compensation programs. All rec-ommendations receive final approval from the full Board. During 2000, Execu-tive Committee members were: Messrs. Pizzagalli (Chair), Perrault, ex officio, Bertrand, Spera and Wilson and Ms. Hutton.

 As was reported by this committee last year, a comprehensive review of the compensation levels and practices for executive management was completed dur-ing 1999 with the assistance of an independent consultant, Towers Perrin. Based upon the results of this review, and the actions taken during the fourth quarter of 1999, there were no significant changes to the executive compensa-tion programs during 2000.

 The Committee will continue to use the parameters established as a result of the Towers Perrin study to determine appropriate cash and total compensation levels for the executive management group. As has been the practice for sev-eral years, remuneration for this group continues to be closely tied to corpo-rate performance.

 Pursuant to the 1999 review, Mr. Perrault's annual base salary was increased to $500,000 on April 19, 2000. In addition, on the same date, he received a grant of 110,000 options. The option price for 50% of this award was set at fair market value (FMV) on the date of grant, $29.4065/share. The option price for the remaining 50% of the award was set at 110% of this amount, $32.3472/share. No payment was made to Mr. Perrault under the Executive Man-agement Incentive Compensation Plan (EMICP) for 2000.

 In addition to the supplemental executive retirement plan (SERP) which was established for all members of the executive management group of the Corpora-tion in January 1996, Mr. Perrault continues to be eligible to receive pay-ments under a separate retirement agreement. Under this agreement, an addi-tional award may be granted based upon the current year's results. In 2000, with a reported ROE of 17.44%, the sum of $290,634 was accrued for Mr. Perrault under the SERP and his separate agreement.

 No other significant changes were made to the compensation philosophy or pro-grams for the balance of the employee population during 2000. Base salaries and salary ranges were reviewed against local and regional survey information and adjustments were made as suggested by this information. In addition to the EMICP, structured incentive programs exist throughout the Corporation. These include the Incentive Compensation Program (ICP) which covers approximately 175 senior and middle management positions and several department- and divi-sion- specific programs. Performance targets for the ICP were established in December 1999 and were based on specific earnings and return ratios. Individ-ual awards were made in early 2000 based upon these targets.

                          Summary Compensation Table

The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Offi-cer of the Corporation and the five highest paid Executive Officers of the Corporation whose salary and bonus earned in 2000 exceeded $100,000.

Annual Compensation                                           Awards                Payouts
------------------------------------------------------------- --------------------- -----------------------
(a)                       (b)  (c)      (d)      (e)          (f)        (g)        (h)        (i)
                                                                         Securities Incentive  Long-Term
Name and                                         Other        Restricted Underlying Plan(LTIP) All Other
Principal                                        Annual       Stock      Options    Payouts    Compensation
Position                  Year Salary   Bonus/1/ Compensation Awards     (#)/2/     ($)/3/     ($)/4/
------------------------  ---- -------- -------- ------------ ---------- ---------- ---------- ------------
Paul A. Perrault          2000 $495,211   -0-        -0-         -0-      110,000      -0-       $247,261
President/CEO             1999 $441,307 $211,250     -0-         -0-        -0-      $200,375    $185,131
                          1998 $328,846 $321,875     -0-         -0-        -0-      $101,146    $208,240


Lawrence W. DeShaw        2000 $195,000 $ 20,000     -0-         -0-        -0-        -0-       $ 13,198
Executive Vice President  1999 $185,769 $107,250     -0-         -0-       20,000    $ 99,425    $ 13,307
                          1998 $170,480 $ 61,875     -0-         -0-       15,000    $ 50,720    $  9,773


John W. Kelly             2000 $195,000 $ 20,000     -0-         -0-        -0-        -0-       $ 13,076
Executive Vice President  1999 $184,615 $107,250     -0-         -0-       20,000    $ 99,425    $ 13,285
                          1998 $169,596 $ 61,875     -0-         -0-       15,000    $ 50,720    $  9,788


Kirk W. Walters           2000 $195,000 $ 20,000     -0-         -0-        -0-        -0-       $ 12,495
Executive Vice President  1999 $184,615 $107,250     -0-         -0-       20,000    $ 90,000    $ 11,446
                          1998 $169,615 $ 61,875     -0-         -0-       15,000    $ 28,125    $  8,129


Danny H. O'Brien          2000 $175,000 $ 15,000     -0-         -0-        -0-        -0-       $ 11,108
Executive Vice President  1999 $161,153 $ 87,750     -0-         -0-       20,000    $ 82,187    $ 11,197
                          1998 $139,038 $ 50,625     -0-         -0-       12,000    $ 43,410    $  8,075


John P. Barnes            2000 $175,000 $ 15,000     -0-         -0-        -0-        -0-       $ 11,312
Executive Vice President  1999 $162,884 $ 91,000     -0-         -0-       20,000    $ 84,675    $ 11,430
                          1998 $144,231 $ 52,500     -0-         -0-       12,000    $ 43,525    $  8,185

                     Summary Compensation Table--Footnotes

(1) The compensation shown in this column for the years 2000 and 1999 repre-sent the EMICP payments earned for those years. The total shown for 1998 is comprised of 50% of the EMICP award that was earned in that year.
(2) The grant price for one-half of the options awarded to Mr. Perrault in 2000 was set at the fair market value (FMV) of Chittenden Corporation stock on the date of grant. All options vest at time of grant. The exer-cise price of the remaining one-half of the option award was set at a pre-mium of 10% above this price. This same methodology was utilized for those awards made to Messrs. DeShaw, Kelly, Walters, O'Brien and Barnes in 1999. The options awarded to Messrs. DeShaw, Kelly, Walters, O'Brien, and Barnes during 1998 vest in four equal installments on 1/21/98, 1/1/99, 1/1/2000 and 1/1/2001.
(3) The 1999 Long-Term Incentive Plan (LTIP) payout from the EMICP reflects the payment of all balances held in the plan; 50% of the 1998 award, 25% of the1997 award and 10% of the 1996 award. The 1998 LTIP payout from the EMICP reflects 25% of the 1997 award earned in 1998, 15% of the 1996 award that was earned in 1998 and 10% of the 1995 award that was earned in 1998.
(4) Totals in this column are comprised of: (1) a 401(k) Corporation match of 35% and an additional profit-sharing match of 15% shown as one total; (2) the parallel match made under the Savings Plan Restoration portion of the Supplemental Executive Retirement Plan established in January 1997, and;
    (3) that piece of Mr. Perrault's supplemental executive retirement plan
    (SERP) benefit which may be granted based on the Corporation's annual re-sults as measured by ROE. The figures, respectively, are as follows: Mr. Perrault--$4,813, 5,460 and $236.988 and; Mr. DeShaw -- $4,548 and $8,650
    and; Mr. Kelly -- $4,547 and $8,528 and; Mr. Walters -- $4,665 and $7,830
    and Mr. O'Brien -- $4,700 and $6,408 and Mr. Barnes-- $4,662 and $6,650.

                       Option Grants in Last Fiscal Year

The following table sets forth the options granted during fiscal year ended December 31, 2000 to Chittenden's Named Executive Officers.

                                                                    Potential Realizable
                                                                    Value
                                                                    At Assumed Annual
                                                                    Rates of
                                                                    Stock Price
                                                         Individual Appreciation
                                                         Grants     For Option Term (1)
                                                         ---------- ---------------------
(a)                 (b)         (c)          (d)         (e)        (f)        (g)
                    Number of   % of Total
                    Securities  Options
                    Underlying  Granted to   Exercise or
                    Options     Employees in Base Price  Expiration
Name                Granted (#) Fiscal Year  ($/Sh)      Date       5%($)      10%($)
------------------  ----------- ------------ ----------- ---------- ---------- ----------
Paul A. Perrault         55,000       49.55%    $29.4065  4/19/2010 $1,017,147 $2,577,651
                         55,000       49.55%    $32.3472  4/19/2010 $1,118,864 $2,835,420
Lawrence W. DeShaw        -0-         -0-          -0-       -0-        -0-        -0-
John W. Kelly             -0-         -0-          -0-       -0-        -0-        -0-
Kirk W. Walters           -0-         -0-          -0-       -0-        -0-        -0-
Danny H. O'Brien          -0-         -0-          -0-       -0-        -0-        -0-
John P. Barnes            -0-         -0-          -0-       -0-        -0-        -0-

----
(1) Potential realizable values are calculated as the product of (A) assumed annual gains in the initial exercise price of 5% and 10% over the term of the options less the initial exercise price and (B) the number of op-tions.

The following table sets forth the aggregate number of options exercised in 2000 and the value of options held as of December 31, 2000 by Chittenden's Named Executive Officers.

              Aggregated Option Exercises in Last Fiscal Year 2000
                     and Fiscal Year-End 2000 Option Values

(a)                      (b)          (c)      (d)                             (e)
                         Shares                                                Value of Unexercised In-The
                         Acquired on  Value    Number of Unexercised           Money Options at Fiscal Year-
Name                     Exercise (#) Realized Options at Fiscal Year-End (#)  End ($) (1)
----                     -----------  -------- ------------------------------  -----------------------------
                                               Exercisable    Unexercisable    Exercisable   Unexercisable
                                               -------------- ---------------- ------------- ---------------
Paul A. Perrault........      14,841  $106,521        282,881             -0-  $   1,696,259       -0-
Lawrence W. DeShaw......         --        --          45,900            3,750 $     270,622       --
John W. Kelly...........         --        --          31,250            3,750           --        --
Kirk W. Walters.........         --        --          46,250            3,750 $     159,938       --
Danny H. O'Brien........      15,000  $279,432         43,300            3,000 $     264,157       --
John P. Barnes..........         --        --          48,536            3,000 $     360,879       --

----
(1) Based on the last reported sale price of Chittenden common stock on the NYSE on December 31, 2000 of $30.3130.

Employment Agreements

Chittenden currently has severance agreements with each of Messrs. Perrault, DeShaw, Kelly, Walters, O'Brien and Barnes. These agreements provide for pay-ments to such persons that are conditioned upon a "change of control" of Chittenden followed within three years by either (1) termination of employment by Chittenden for any reason other than death or (2) termination by the execu-tive for any reason. If these conditions are satisfied, the required payments would equal a multiple of the employee's annual salary, bonus, and pension plan contributions. For Mr. Perrault, such payments would equal 2.99 times these pieces of compensation, and for Messrs. DeShaw, Kelly, Walters, O'Brien and Barnes; such payments would equal 2.0 times the same compensation. In ad-dition, the CEO's compensation plan provides for certain long-term disability payments in the event of a disability resulting in termination of employment, in which case a monthly benefit would be paid at age 60 based upon 60% of the base salary of Mr. Perrault at the time of disability.

Chittenden Corporation Retirement Plans

Substantially all full-time employees of Chittenden Bank who are age 21 with one year of service participate in the Chittenden Pension Account Plan (the "Pension Plan"), a defined benefit pension plan intended to qualify under Sec-tion 401(a) of the Internal Revenue Code (the "Code"). The Pension Plan is a cash balance plan whereby each participant's benefit is determined based on annual pay credits and interest credits made to each participant's notional account.

 Pay credits range from 2.5% to 11.0% of compensation up to the Social Secu-rity Wage Base and from 5.0% to 16.0% of compensation over the Social Security Wage Base, depending on the participant's age and length of service with the Company. Chittenden participants whose age plus service as of December 31, 1995 equaled 70 or more are eligible for an additional pay credit of 8.0% of compensation for plan years worked between 1996 and 2005. Former Vermont Fi-nancial Services (VFS) participants whose age plus service as of December 31, 1999, equaled 70 or more are eligible for an additional pay credit of 8.0% of compensation for plan years worked between 2000 and 2009. Compensation refers to pension eligible earnings of the participant under the Pension Plan includ-ing the entire amount of salaries, wages, overtime pay, commissions, bonuses, pre-tax deferrals and similar payments reported on Form W-2, excluding em-ployer contributions to this or any other benefit plan, severance amounts, and taxable income attributable to stock options. Compensation under this plan is limited to $170,000 for 2000 (as indexed under Section 401(a)(17) of the Code).

 Interest credits are based on the notional account balance on the last day of the prior plan year and the plan's interest credit rate. For the Pension Plan, this interest credit rate equals the average 12-month Treasury Bill rate dur-ing December of the preceding plan year plus 0.5%, subject to a 5.0% minimum and a 8.0% maximum rate.

 No pay or interest credits were granted under the plan for periods of employ-ment prior to January 1, 1996. For Chittenden participants, benefits accrued as of December 31, 1995 under the prior formula were converted to an opening account balance. For former VFS employees, benefits accrued as of December 31, 1999, under the prior VFS plan were converted to an opening account balance. For former United Bank (UB) employees, benefits accrued as of October 31, 1999, under the prior UB plan were converted to an opening account balance. Service is calculated from date of hire for purposes of determining the level of pay credit for the plan year. The normal retirement age under the plan is age 65. Benefits are computed on a straight life basis. Participants under this plan are entitled to a minimum benefit equal to the amount accrued under the prior plan formula as of the date of conversion to an opening account bal-ance.

 In addition, Chittenden maintains a non-qualified, supplemental plan (the "SERP") which is also a cash balance plan. The SERP provides an additional pay credit that would be paid by the Pension Plan except for limitations on pay and benefit amounts currently imposed by the Code. The interest credit under the SERP equals Chittenden's average yield on earning assets for the previous year.

 The estimated annual benefits payable from the Pension Plan and SERP to Mr. Barnes, Mr. DeShaw, Mr. Kelly, Mr. O'Brien, Mr. Perrault and Mr. Walters, upon normal retirement are $144,000, $155,000, $101,000, $93,000, $289,000, and
$118,000, respectively. As of December 31, 2000, Mr. Barnes, Mr. DeShaw, Mr. Kelly, Mr. O'Brien, Mr. Perrault, and Mr. Walters had 17, 30, 10, 13, 10 and 4 years of credited service, respectively, under the Pension Plan.

Stock Performance Graph

The following graph provides a comparison, from December 31, 1995 through De-cember 31, 2000, of the cumulative total stockholder return (assuming reinvest-ment of dividends) among Chittenden; the Standard & Poor's 500 Index; the SNL New England Bank Index, an industry index of 29 New England based institutions, and the SNL $1B-$5B Bank Index. The historical information set forth below is not necessarily indicative of future performance.




                           Chittenden Corporation

                           Total Return Performance

                                 [LINE GRAPH]

                                               Period Ending
                          -----------------------------------------------------
Index                     12/31/95 12/31/96 12/31/97 12/31/98 12/31/99 12/31/00
-------------------------------------------------------------------------------
Chittenden Corporation      100.00    96.10   184.01   172.07   164.10   173.98
S&P 500                     100.00   122.86   163.86   210.64   254.97   231.74
SNL New England Bank Index  100.00   136.36   217.05   237.53   222.04   292.81
SNL $1B-$5B Bank Index      100.00   129.63   216.19   215.69   198.23   224.95

Interests in Certain Transactions

The Corporation's officers, its Directors and their associates have had, and can be expected to have in the future, financial transactions with the Bank. As of December 31, 2000, the aggregate of loans by the Bank outstanding to the Corporation's officers, Directors and their associates amounted to $30,649,572.

 During 2000, loans by the Bank to their officers and Directors, and their as-sociates, and to the officers and Directors of the Corporation, and their as-sociates, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons.

 Material transactions during 2000 between the Bank's and the Corporation's officers, its Directors, and their associates occurred in the ordinary course of business and were on terms equivalent to those prevailing at the time for comparable transactions with other, unrelated persons.

Availability of Independent Public Accountants

The Board of Directors of the Corporation, in accordance with the recommenda-tion of its Audit Committee, none of whom is an employee of the Corporation, appointed Arthur Andersen LLP as independent public accountants of the Corpo-ration for the year ending December 31, 2000. The Corporation was advised by Arthur Andersen LLP that neither the firm nor any of their associates have any relationship with the Corporation or any affiliate of the Corporation. Arthur Andersen LLP will have a representative at the meeting who will have an oppor-tunity to make a statement and will be available to respond to appropriate questions.

 During 2000, Arthur Andersen LLP examined the consolidated financial state-ments of the Corporation and its subsidiaries, provided other audit services to the Corporation and to certain of its subsidiaries in connection with Secu-rities and Exchange Commission filings of periodic financial statements. In addition, Arthur Andersen LLP provided tax and consulting services to the Cor-poration and certain of its subsidiaries. A breakdown of the fees paid to Ar-thur Andersen LLP follows:

 Audit Services (aggregate for annual and quarterly reviews):       $185,525
 Financial information systems design and implementation services:       -0-
 Aggregate other services, including tax:                           $165,000

 The audit committee has considered whether the provision of non-audit serv-ices by Arthur Andersen LLP is compatible with maintaining auditor indepen-dence.

The Chittenden Corporation Stock Incentive Plan

(Ratification of the Amendment to the 1997 Restatement and Amendment of the 1993 Stock Incentive Plan)

(ITEM 2 ON PROXY CARD)

Proposal

On February 21, 2001, our Board of Directors voted to amend, restate, and re-name the 1993 Stock Plan effective as of April 18, 2001, so that the plan will now be known as the Chittenden Corporation Stock Incentive Plan. The Board of Directors is recommending the Chittenden Corporation Stock Incentive Plan to our stockholders for approval.

 The Chittenden Corporation Stock Incentive Plan would authorize the Corpora-tion to issue 1,000,000 shares of common stock pursuant to various stock in-centive awards under the Chittenden Corporation Stock Incentive Plan. No more than 200,000 shares of common stock will be available for grants in the form of awards other than options. The number of shares of common stock reserved for issuance under the Chittenden Corporation Stock Incentive Plan is subject to adjustment for stock splits, stock dividends and similar events.

 Section 162(m) of the Internal Revenue Code of 1986, as amended, and the reg-ulations thereunder (the "Code") generally would disallow a federal income tax deduction to the Corporation for compensation in excess of $1 million paid in any year to any of those executive officers included in the summary compensa-tion table who are employed by the Corporation on the last day of the taxable year ("Covered Employees"). However, this limitation on compensation expense does not apply to payments of "performance-based compensation," the material terms of which have been approved by stockholders. To ensure that certain awards (e.g., stock options, restricted stock and performance shares) granted to the Covered Employees under the 1993 Stock Plan qualify as "performance-based compensation" under Section 162(m) of the Code, the 1993 Stock Plan pro-vides that the Administrator may require that the vesting of such awards be conditioned on the satisfaction of performance criteria which may include any or all of the following: (i) the Corporation's return on equity (ii) pre-tax or after-tax profit levels of the Corporation or any subsidiary, division, op-erating unit or business segment thereof, or any combination of the foregoing;
(iii) earnings per share. The Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. To satisfy the requirements of Section 162(m) of the Code, stock options with re-spect to no more than 300,000 shares of common stock (subject to adjustment for stock splits and similar events) may be granted to any one individual dur-ing any one-calendar-year period.

 Based solely on the closing price of common stock as reported on the New York Stock Exchange on January 31, 2001 of $29.06 per share, the maximum aggregate market value of the 1,000,000 shares of common stock reserved for issuance un-der the Chittenden Corporation Stock Incentive Plan would be $29,060,000.

 The Chittenden Corporation Stock Incentive Plan will become effective only if proposal 2 is approved by our stockholders. The Chittenden Corporation Stock Incentive Plan will expire on April 18, 2011.

Reasons for Amendments

Our Board of Directors believes that stock options and other stock-based awards play an important role in the success of the Corporation and that this role must increase if we are to continue to attract, motivate and retain the caliber of officers and other employees necessary for our future growth and success. The Chittenden Corporation Stock Incentive Plan is necessary to en-sure that an adequate number of shares of common stock is available for such grants.

 Our Board of Directors believes that adding more shares of common stock to the Chittenden Corporation Stock Incentive Plan will help us achieve our goals by keeping our incentive compensation program competitive with those of other companies. Accordingly, our Board of Directors has voted, subject to share-holder approval, to make 1,000,000 shares of common stock available under the Chittenden Corporation Stock Incentive Plan.

Summary of the 1993 Stock Plan

The following description of material terms of the Chittenden Corporation Stock Incentive Plan is intended to be a summary only. This summary is quali-fied in its entirety by the full text of the Chittenden Corporation Stock In-centive Plan, which is attached to this proxy statement as Exhibit A.

 Chittenden Corporation Stock Incentive Plan Administration. The Chittenden Corporation Stock Incentive Plan provides for administration by the Executive Committee of our Board of Directors which shall consist of not fewer than two non-employee directors (the "Administrator").

 The Administrator has full power to select those officers and key employees to whom awards will be granted, to make any combination of awards to partici-pants, and to determine the specific terms and conditions of each award, sub-ject to the provisions of the Chittenden Corporation Stock Incentive Plan. The Administrator may not reprice outstanding options, other than to appropriately reflect changes in the capital structure of the Corporation.

 Eligibility and Limitations on Grants. All officers and key employees of the Corporation are eligible to participate in the Chittenden Corporation Stock Incentive Plan, subject to the discretion of the Administrator. In no event may any one participant receive options to purchase more than 300,000 shares of common stock (subject to adjustment for stock splits and similar events) during any one-calendar-year period, as stated above. In addition, as stated above, the maximum award of restricted stock or performance shares (or combination there-of) for any one individual that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code will not exceed 100,000 shares of common stock (subject to adjustment for stock splits and similar events) for any performance cycle.

 Stock Options. Options granted under the Chittenden Corporation Stock Incen-tive Plan may be either Incentive Stock Options ("Incentive Options") (within the definition of Section 422 of the Code) or Non-Qualified Stock Options ("Non-Qualified Options"). The option exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair mar-ket value of the common stock on the date of grant. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in the capital structure of the Corporation.

 Other Option Terms. The Administrator has authority to determine the terms of options granted under the Chittenden Corporation Stock Incentive Plan. The term of each option will be fixed by the Administrator and may not exceed ten years from date of grant. The Administrator will determine at what time or times each option may be exercised and, subject to the provisions of the Chittenden Corporation Stock Incentive Plan, the period of time, if any, after retirement, death, disability or termination of employment during which op-tions may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Administrator. In gen-eral, unless otherwise permitted by the Administrator, no option granted under the Chittenden Corporation Stock Incentive Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee's lifetime only by the optionee, or by the optionee's legal representative or guardian in the case of the optionee's incapacity.

 Options granted under the Chittenden Corporation Stock Incentive Plan may be exercised for cash or, if permitted by the Administrator, by transfer to the Corporation (either actually or by attestation) of shares of common stock which are not then subject to restrictions under any company stock plan, which have been held by the optionee for at least six months or were purchased on the open market, and which have a fair market value equivalent to the option exercise price of the shares being purchased, or by compliance with certain provisions pursuant to which a securities broker delivers the purchase price for the shares to the Corporation.

 To qualify as Incentive Options, options must meet additional Federal tax re-quirements, including a $100,000 limit on the value of shares subject to In-centive Options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

 Tax Withholding. Participants under the Chittenden Corporation Stock Incen-tive Plan are responsible for the payment of any federal, state or local taxes which we are required by law to withhold upon any option exercise or vesting of other awards. Participants may elect to have the minimum tax withholding obligations satisfied either by authorizing us to withhold shares of common stock to be issued pursuant to an option exercise or other award, or by trans-ferring to the Corporation shares of common stock having a value equal to the amount of such taxes.

 Restricted Stock Awards. The Administrator may grant shares (at par value or for a higher purchase price determined by the Administrator) of common stock to any participant subject to such conditions and restrictions as the Adminis-trator may determine. These conditions and restrictions may include the achievement of pre-established performance goals (as summarized in the Pro-posal section above) and/or continued employment with the Corporation through a specified vesting period. The vesting period shall be determined by the Ad-ministrator. The purchase price, if any, of shares of restricted stock will be determined by the Administrator. If the applicable performance goals and other restrictions are not attained, the participant will forfeit his or her award of restricted stock.

 Performance Share Awards. The Administrator may grant performance share awards to any participant which entitle the recipient to receive shares of common stock upon the achievement of individual or company performance goals (as summarized in the Proposal section above) and such other conditions as the Administrator shall determine.

 Change of Control Provisions. The Chittenden Corporation Stock Incentive Plan provides that in the event of a "change of control" as defined in the Chittenden Corporation Stock Incentive Plan, all stock options will automati-cally become fully exercisable. The restrictions and conditions on all other awards will automatically be deemed waived.

 Adjustments for Stock Dividends, Mergers, etc. The Chittenden Corporation Stock Incentive Plan authorizes the Administrator to make appropriate adjust-ments to the number of shares of common stock that are subject to the Chittenden Corporation Stock Incentive Plan and to any outstanding stock op-tions to reflect stock dividends, stock splits and similar events. In the event of certain transactions, such as a merger, consolidation, dissolution or liquidation of the Corporation, the Administrator, in its discretion may pro-vide for appropriate substitutions or adjustments of outstanding stock options or awards.

 Amendments and Termination. Our Board of Directors may at any time amend or discontinue the Chittenden Corporation Stock Incentive Plan and the Adminis-trator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, but no such ac-tion shall adversely affect the rights under any outstanding awards without the holder's consent. To the extent required by the Code to ensure that op-tions granted under the amended and restated Chittenden Corporation Stock In-centive Plan qualify as Incentive Options or that compensation earned under stock options granted under the Chittenden Stock Incentive Plan qualify as performance-based compensation under Section 162(m) of the Code, Chittenden Corporation Stock Incentive Plan amendments shall be subject to approval by our stockholders.

New Chittenden Corporation Stock Incentive Plan Benefits

No grants have been made with respect to the additional shares of common stock reserved for issuance under the Chittenden Corporation Stock Incentive Plan. The number of shares of common stock that may be granted to executive officers and non-executive officers is indeterminable at this time, as such grants are subject to the discretion of the Administrator.

Tax Aspects Under the U.S. Internal Revenue Code

The following is a summary of the principal federal income tax consequences of transactions under the Chittenden Corporation Stock Incentive Plan. It does not describe all federal tax consequences under the Chittenden Corporation Stock Incentive Plan, nor does it describe state or local tax consequences.

 Incentive Options. Under the Code, an employee will not realize taxable in-come by reason of the grant or the exercise of an Incentive Option. If an em-ployee exercises an Incentive Option and does not dispose of the shares until the later of (a) two years from the date the option was granted or (b) one year from the date the shares were transferred to the employee, the entire gain, if any, realized upon disposition of such shares will be taxable to the employee as long-term capital gain, and the Corporation will not be entitled to any deduction. If an employee disposes of the shares within such one-year or two-year period in a manner so as to violate the holding period require-ments (a "disqualifying disposition"), the employee generally will realize or-dinary income in the year of disposition, and the Corporation will receive a corresponding deduction, in an amount equal to the excess of (1) the lesser of
(x) the amount, if any, realized on the disposition and (y) the fair market value of the shares on the date the option was exercised over (2) the option price. Any additional gain realized on the disposition of the shares acquired upon exercise of the option will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss depending upon the hold-ing period for such shares. The employee will be considered to have disposed of his shares if he sells, exchanges, makes a gift of or transfers legal title to the shares (except by pledge or by transfer on death). If the disposition of shares is by gift and violates the holding period requirements, the amount of the employee's ordinary income (and the Corporation's deduction) is equal to the fair market value of the shares on the date of exercise less the option price. If the disposition is by sale or exchange, the employee's tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying distribution. The exercise of an Incentive Op-tion may subject the employee to the alternative minimum tax.

 Special rules apply if an employee surrenders shares of common stock in pay-ment of the exercise price of his Incentive Option.

 An Incentive Option that is exercised by an employee more than three months after an employee's employment terminates will be treated as a Non-Qualified Option for Federal income tax purposes. In the case of an employee who is dis-abled, the three-month period is extended to one year and in the case of an employee who dies, the three-month employment rule does not apply.

 Non-Qualified Options. There are no Federal income tax consequences to either the optionee, or the Corporation on the grant of a Non-Qualified Option. On the exercise of a Non-Qualified Option, the optionee (except as described be-low) has taxable ordinary income equal to the excess of the fair market value of the common stock received on the exercise date over the option price of the shares. The optionee's tax basis for the shares acquired upon exercise of a Non-Qualified Option is increased by the amount of such taxable income. The Corporation will be entitled to a Federal income tax deduction in an amount equal to such excess. Upon the sale of the shares acquired by exercise of a Non-Qualified Option, the optionee will realize long-term or short-term capi-tal gain or loss depending upon his or her holding period for such shares.

 Special rules apply if an optionee surrenders shares of common stock in pay-ment of the exercise price of a Non-Qualified Option.

 Parachute Payments. The vesting of any portion of any option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Corporation, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

 Limitation on the Corporation's Deductions. As a result of Section 162(m) of the Code, the Corporation's deduction for certain awards under the Chittenden Corporation Stock Incentive Plan may be limited to the extent that a Covered Employee receives compensation in excess of $1,000,000 in such taxable year of the Corporation (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE AMENDMENT TO THE 1997 RESTATEMENT AND AMENDMENT OF THE 1993 STOCK INCEN-TIVE PLAN.

DEADLINE FOR STOCKHOLDER PROPOSALS

In order to be included in the Corporation's proxy statement and proxy card for the 2002 annual meeting, proposals which stockholders intend to present at that meeting must be submitted in writing to the Secretary of the Corporation on or before November 9, 2001.

OTHER BUSINESS

The Board of Directors of the Corporation knows of no other matters which may come before the meeting. However, if any other business should properly come before the meeting, the proxies relating to such meeting will be voted with respect thereto in accordance with the best judgment of the Board of Direc-tors.

                                                                      EXHIBIT A

                            CHITTENDEN CORPORATION
                             STOCK INCENTIVE PLAN

(Ratification of the Amendment to the 1997 Restatement and Amendment of the 1993 Stock Incentive Plan)

1. NAME OF PLAN

The plan shall be known as the Chittenden Corporation Stock Incentive Plan (the "Plan").

2. PURPOSE OF THE PLAN

The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incen-tive to those employees of Chittenden Corporation or any Affiliated Corpora-tion to promote the success of the Company.

3. DEFINITIONS

As used herein, the following definitions shall apply:

(a) "Affiliated Corporations" shall include members of the controlled group of corporations within the meaning of Section 1563 of the Code. Those Affiliated Corporations at thetime of the adoption of the Amendment to the Plan include Chittenden Trust Company, Bank of Western Massachusetts, Flagship Bank and Trust, and Chittenden Connecticut Corporation.

(b) "Award" means a grant or award under Section 7, 8, or 9 of the Plan.

(c) "Company" means Chittenden Corporation.

(d) "Board" means the Board of Directors of the Company.

(e) "Common Stock" means common stock, par value $1.00 per share, of the Com-pany.

(f) "Code" means the Internal Revenue Code of 1986, as amended.

(g) "Committee" means the Executive Committee appointed by the Board in accor-dance with Section 5(a) hereof.

(h) "Continuous Employment" or "Continuous Status as an Employee" means the absence of any interruption or termination of employment with the Company or with an Affiliated Corporation. Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence ap-proved by the Company, while such approval continues, or in the case of transfers be-tween payroll locations of the Company or between the Company and an Affili-ated Corporation.

(i) "Effective Date" means the date specified in Section 11 hereof.

(j) "Employee" means any person employed by the Company or an Affiliated Cor-poration.

(k) "Fair Market Value" means the price per share determined by averaging the high and low stock price on the date specified.

(l) "Incentive Stock Option" means a stock option grant that is intended to meet the requirements of Section 422 of the Code.

(m) "Non-Qualified Stock Option" means a stock option grant that is not in-tended to be an Incentive Stock Option.

(n) "Option" means an Incentive Stock Option or a Non-Qualified Stock Option granted pursuant to this Plan.

(o) "Optioned Stock" means the Common Stock of an Employee who receives an Op-tion.

(p) "Optionee" means an Employee who receives an Option.

(q) "Plan" means the Chittenden Corporation Stock Incentive Plan.

(r) "Share" means one share of the Common Stock of the Company.

(s) "Restricted Stock" means shares of Common Stock contingently granted under
Section 8 of the Plan.

4. SHARES SUBJECT TO THE PLAN

The maximum number of shares of Common Stock reserved and available for issu-ance under the Plan shall be 1,000,000 shares of Common Stock. Such shares may either be authorized but unissued or treasury shares. Of the total shares au-thorized for use under the Plan, no more than 200,000 shares may be utilized for awards of restricted stock or performance shares. Individual awards granted under this Plan shall not exceed 300,000 shares per participant per year. If an Option should expire or become unexercisable for any reason with-out having been exercised in full or any Award is forfeited for any reason, the shares which were subject thereto shall, unless the Plan shall have been terminated, be available for the grant of other Awards under the Plan. Any shares tendered to exercise an option, withheld to satisfy tax withholding on any grant, or options associated with any award that is settled for cash not shares, shall also be available for the grant of other Awards under the Plan.

5. ADMINISTRATION OF THE PLAN

(a) Composition of Executive Committee. The Plan shall be administered by the Executive Committee of the Board of Directors of the Company. Employees who are designated by the Committee shall be eligible to receive Awards under the Plan. All persons designated as members of the Committee shall be non-employee directors of the Corporation within the meaning of Rule 16b 3(b)(3)(I) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and outside directors within the meaning of Section 162(m) of the Code.

(b) Powers of the Committee. The Committee is authorized (but only to the ex-tent not contrary to the express provisions of the Plan or to resolutions adopted by the Board) (i) to interpret the terms and provisions of the Plan and any Award (including related written instruments), (ii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iii) to select the Employees to whom Awards shall be granted under the Plan, the amount and terms of such Awards and the time when Awards will be granted, (iv) to accel-erate at any time the exercisability or vesting of all or any portion of any Award, (v) to decide all disputes arising in connection with the Plan, and
(vi) to adopt to make other determinations necessary or advisable for the ad-ministration of the Plan, and shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. The President of the Company is hereby au-thorized to assist the Committee in the administration of the Plan and to exe-cute instruments evidencing Awards on behalf of the Company and to cause them to be delivered to the Employees.

(c) Effect of Committee's Decision. All decisions, determinations and inter-pretations of the Committee shall be final and conclusive on all persons af-fected thereby, including the Company and Plan grantees.

(d) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, inter-pretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors' and offi-cers' liability insurance coverage which may be in effect from time to time.

6. ELIGIBILITY

Awards may be granted by the Board, in accordance with the recommendation of the Committee, to those officers and Employees of the Company and of any Af-filiated Corporation who are determined to be key employees of the Company. An Employee who has been granted an Award may, if otherwise eligible, be granted an additional Award or Awards.

7. STOCK OPTIONS

(a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employee to whom Options shall be granted, the number of shares to be covered by each Option, the option price therefor and the conditions and l imitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Op-tions, or to grant Non-Qualified Stock Options, or to grant both types of op-tions. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be pre-scribed by Section 422 of the Code, as from time to time amended, and any reg-ulations implementing Section 422.

(b) Option Price. The price per share at which each stock option granted under the Plan may be exercised shall not, as to any particular stock option, be less than 100% of the Fair Market Value of the stock at the time such stock option is granted.

(c) Exercise of Option. An Option shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Option granted to an Optionee; however, in no event may any Option granted hereunder be exercisable after expiration of 10 years from the date of such grant. An Option may not be exercised for a fractional Share. An Option may be exercised, subject to the provisions hereof relative to its termination and limitations on its exercise, from time to time only by (i) written notice of intent to exercise the Option with respect to a specified number of Shares, and (ii) payment to the Company (contemporaneously with delivery of each such notice) of the amount of the Option price of the number of Shares with respect to which the Option is then being exercised by one or more of the following methods to the extent provided in the Option Award agreement:

  (A) in cash, by certified or bank check or other instrument acceptable to the Committee;

  (B) by the surrender and delivery to the Company (or attestation to the ownership) of Shares of the same class as the Shares to be acquired by ex-ercise of the Option with a Fair Market Value equal to or less than the total Option price plus cash for any difference, provided such surrendered Shares have been purchased by the optionee on the open market or have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan; or

  (C) The Board also may allow cashless exercise as permitted under the Fed-eral Reserve Board's Regulation T, subject to applicable securities law restriction, or by any other means which the Board determines to be con-sistent with the Plan's purpose and applicable law.

 Each such notice and payment shall be delivered, or mailed by prepaid regis-tered or certified mail, addressed to the Secretary of the Company at the

Company's executive offices, until the total number of Shares then subject to the Option have been purchased.

(d) Termination of Employment.

  (i) If an Optionee ceases to be an Employee of the Company or any Affili-ated Corporation other than by reason of death, retirement (after attain-ment of age 55), disability (as defined in Section 422(c) of the Code) or is terminated for cause, absent a determination by the Committee to the contrary, any options which were exercisable by the Optionee on the date of termination may be exercised any time before their expiration date or within three months after the date of termination, whichever is earlier, but only to the extent that the options were exercisable on the date of termination.

  (ii) If an Optionee's termination is because of death or disability (as defined in Section 422(c) of the Code), all stock options previously granted to the Optionee will become exercisable. In the case of death of the Optionee, options may be exercised at any time before their expiration date or within one year after the date of death, whichever is earlier. In the case of permanent disability (as defined in Section 422(c) of the Code), options may be exercised at any time before their expiration date.

  (iii) If an Optionee's termination is because of retirement (after attain-ment of age 55), any options which were exercisable by the Optionee on the date of termination may be exercised any time before their expiration date or within one year after the date of termination, whichever is earlier, but only to the extent that the options were exercisable on the date of termination absent a determination by the Committee to the contrary.

  (iv) If an Optionee is terminated for cause, any options which were exer-cisable by the Optionee on the date of termination may be exercised any time before their expiration date or within (30) days of termination, whichever is earlier, but only to the extent that the options were exer-cisable on the date of termination. For purposes of the Plan, cause shall mean and include:

  (a) deliberate dishonesty with respect to the Company or any Affiliated Corporation; or

  (b) the conviction of any crime involving moral turpitude; or

  (c) gross negligence of or refusal to perform any duty or responsibility as an employee of the Company or any Affiliated Corporation, other than as a result of sickness, accident, disability or similar cause beyond the control of the Optionee.


(e) Annual Limit on Incentive Stock Options. To the extent required for "in-centive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with re-spect to which

Incentive Stock Options granted under this Plan and any other plan of the Com-pany or an Affiliated Corporation become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

8. RESTRICTED STOCK

(a) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom shares of Restricted Stock shall be granted, the number of shares of Restricted Stock to be granted to each Employee, the duration of the Restricted Period during which and the conditions under which, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards. The Committee may determine that the Restricted Period applicable to a particular grant may vary depending upon specific performance targets. These targets will be measured by one or more of the following: Corporate profitability, ROE or EPS. The Committee shall determine the Awards to be granted hereunder and the targets to be used for any Award by such date as is permitted under Section 162(m) of the Code for the establishment of performance goals pursuant to which performance-based compensation is to be payable for a particular period.

(b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as herein provided, during the Restricted Pe-riod. Certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Employee and deposited by such Employee, with the Company. During this period the Employee shall have voting rights on such shares and shall receive applicable dividends. At the expiration of the Re-stricted Period, the Company shall deliver such certificates to the Employee or the Employee's legal representative.

(c) If an Employee's employment terminates by reasons of permanent disability (as defined in Section 422(c) of the Code) or death, any Restricted Stock held by such Employee shall thereafter vest or any restriction lapse, to the extent such Restricted Stock would have become vested or no longer subject to re-striction within one year from the time of termination had the Employee con-tinued to fulfill all of the conditions of the Restricted Stock during such period (or on such accelerated basis as the Committee may determine at or af-ter grant). Unless otherwise determined by the Committee, subject to Section 11(j) below, if an Employee's employment terminates for any reason other than permanent disability (as defined in Section 422(c) of the Code) or death, the Restricted Stock which is unvested or subject to restriction shall thereupon be forfeited.

9. PERFORMANCE AWARDS

(a) Performance Awards shall consist of shares of Common Stock of the Company to be issued in the event that Profit Goals as measured by one or more of the following: Corporate profitability, EPS or ROE are met. The Committee shall determine the Awards to be granted hereunder and the targets to be used for any Award by such date as is permitted under Section 162(m) of the Code for the establishment of performance goals pursuant to which performance-based compensation is to be payable for a particular period.

(b) Actual payments of Performance Awards earned shall be in cash or in Common Stock or in a combination of both, as the Committee in its sole discretion de-termines.

(c) If Common Stock of the Company is used, the Employee shall not have the right to vote and receive dividends until the Profit Goals are achieved and the actual shares are issued.

(d) The number of shares of Common Stock to be issued to an Employee will be determined by dividing the dollar value of the portion of the incentive award that is to be paid in stock by the per share Fair Market Dollar Value of the Common Stock on the date that the Employee's award value is calculated.

10. CHANGE IN CONTROL

Notwithstanding anything to the contrary contained herein, and notwithstanding any contrary waiting period or installment period in any option agreement or in the Plan, each outstanding Option and Right granted under the Plan shall become exercisable in full for the aggregate number of shares covered thereby, and any restriction or deferral limitation applicable to any Restricted Stock, shall lapse and such shares and awards shall be deemed fully vested, in the event of a Change in Control (as hereinafter defined). For purposes of this Plan, a Change in Control shall be deemed to have occurred upon the first to occur of the following events:

  (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 25% of the number of the Company's then outstanding securities;

  (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Subsection 12(i),
  (iii) or (iv) of this Section 12) whose election by the Board or nomina-tion for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for elec-tion was previously so approved, cease by any reason to constitute at least one half thereof;

  (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolida-tion which would result in the voting securities of the Company outstand-ing immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving en-
  tity) more than 60% of the number of outstanding securities of the Company or such surviving entity outstanding immediately after such merger or con-solidation; or

  (iv) the stockholders of the Company approve a plan of complete liquida-tion of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

11. GENERAL PROVISIONS

Withholding. The Employer shall have the right to deduct from all amounts paid to an Employee in cash (whether under this plan or otherwise) any taxes re-quired by law to be withheld in respect of Awards under this Plan. In the case of payments of Awards in the form of Common Stock, at the Committee's discre-tion the Employee may be required to pay to the Employer the amount of any taxes required to be withheld with respect to such Common Stock, or, in lieu thereof, the Employer shall have the right to retain (or the Employee may be offered the opportunity to elect to tender) the number of shares of Common Stock whose Fair Market Value equals the minimum amount required to be with-held.

 Nontransferability. No Award shall be assignable or transferable, and no right or interest of any Employee shall be subject to any lien, obligation or liability of the Employee, except by will or the laws of descent and distribu-tion. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his or her Non-Qualified Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

 No Right to Employment. No person shall have any claim or right to be granted an Award and the grant of an Award shall not be construed as giving an Em-ployee the right to be retained in the employ of the Employer. Further, the Employer expressly reserves the right at any time to dismiss a Participant. Such event will relieve the Employer from any liability, and eliminates the Employee's claim under the Plan, except as provided herein or in any agreement entered into with respect to an Award.

 No Rights as Stockholder. Subject to the provisions of the applicable Award, no Employee or designated beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she has become the holder thereof. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Employee shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

 Construction of the Plan. The validity, construction, interpretation, admin-istration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of Vermont.

 Effective Date. Subject to the approval of the stockholders of the Company, the Plan, as amended and restated, shall be effective as of April 18, 2001. No Options or Awards may be granted under the Plan after April 18, 2011.

 Amendment of Plan. The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief under Section 162(m) of the Code. Notwithstanding anything to the contrary contained herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations. The President shall be au-thorized to make minor or administrative modifications to the Plan as well as modification to the Plan which may be dictated by r requirements of federal or state statutes applicable to the Company or authorized or made desirable by such statutes. No modification or termination of the Plan shall, without the Employee's consent, alter or impair any of their rights or obligations under any Option or right theretofore granted to him or her under the Plan.

 Amendment of Award. Unless otherwise provided by the Committee in granting an award, but subject to (j) below, the Committee may amend, modify or terminate any outstanding Award with the grantee's consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, includ-ing without limitation, (i) to change the date or dates as of which (A) an Op-tion or Right becomes exercisable; (B) Restricted Stock becomes nonforfeit-able.

 Adjustments and Assumptions. In the event of a reorganization, recapitaliza-tion, stock split, stock dividend, combination of shares, merger, consolida-tion, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustments as it deems appropriate in the number and kind of shares authorized by the Plan, in the number and kind of shares covered by the Awards granted, and in the pur-chase price of outstanding Options. In the event of any merger, consolidation or other reorgani zation in which the Company is not the surviving or continu-ing corporation, all Awards granted hereunder and outstanding on the date of such event shall be assumed by the surviving or continuing corporation with appropriate adjustment as to the number and kind of shares and purchase price of the shares. Commit tee Certification and Discretion. No Employee shall receive any shares of Re-stricted Stock or Performance Awards under this Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the rel-evant performance targets have in fact been satisfied. Notwithstanding any other provision of the Plan to the contrary, the Committee shall have the dis-cretion to reduce the size of any individual Award under Section 8 or 9, but neither the Committee nor any other person may take any action which would re-sult in the increase of the Award to be paid to any Employee under the terms of the Plan or authorize the payment of shares of Restricted Stock or Perfor-mance Awards under this Plan if the performance targets have not been satis-fied.

 Section 162(m) Conditions: Bifurcation of Plan. It is the intent of the Com-pany that the Plan and the shares of Restricted Stock and Performance Awards hereunder satisfy and be interpreted in a manner, that, in the case of Employ-ees who are or may be persons whose compensation is subject to Section 162(m) of the Code, satisfies any applicable requirements as performance-based com-pensation. Any provision, application or interpretation of the Plan inconsis-tent with this intent to satisfy the standards in Section 162(m) of the Code shall be disregarded. Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Committee in any manner so that certain provisions of the Plan intended (or required in or-der) to satisfy the applicable requirements of Section 162(m) are only appli-cable to persons whose compensation is subject to Section 162(m) of the Code.

 Substitute Awards. The Committee may grant Awards under the Plan in substitu-tion for stock and stock based awards held by Employees, directors and other key persons of another corporation in connection with the merger or consolida-tion of the employing corporation with the Company or an Affiliated Corpora-tion or the acquisition by the Company or an Affiliated Corporation of prop-erty or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any substitute Awards granted un-der the Plan shall not count against the share limitation set forth in Section 4.

 Status of Plan. With respect to any portion of any Award that has not been exercised and any payments in cash, Shares or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly deter-mine in connection with any Award or Awards. In its sole discretion, the Com-mittee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Shares or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrange-ments is consistent with the foregoing sentence.

 Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company's insider trading policy, as in effect from time to time.

 Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee's death. Any such designation shall be on a form provided for that purpose by the Com-mittee and shall not be effective until received by the Committee. If no bene-ficiary has been designated by a deceased grantee, or if the designated bene-ficiaries have predeceased the grantee, the beneficiary shall be the grantee's estate.

 To record the adoption of the Chittenden Corporation Stock Incentive Plan, the Company has caused its appropriate officers to affix its corporate name and seal hereto this 21st day of February, 2001.

ATTEST:

CHITTENDEN CORPORATION
                                            WITNESSED
BY: /s/ F. Sheldon Prentice                 BY:  s/ Eugenie J. Fortin
  -----------------------------                 -----------------------------

Official Title:
Senior Vice President,
General Counsel and Secretary

                                                                      EXHIBIT B

                            CHITTENDEN CORPORATION
                            AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring the integrity of the financial statements of the Company, and the independence and performance of the Company's internal and external audi-tors.

AUTHORITY

  . The Audit Committee has full discretion to request regular and special audit work from the Internal Auditors and the Independent Auditor or other consultants.

  . The Audit Committee has full authority to retain legal counsel at its discretion and to request all necessary resources and information from management in the performance of its responsibilities.

SPECIFIC DUTIES AND RESPONSIBILITIES

The Audit Committee's duties are set forth by the Board of Directors in this charter and by resolution. The Audit Committee shall:

  . Review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

  . Report regularly to the Board of Directors on Committee responsibilities and activities.

  . Recommend to the Board the appointment of the Independent Auditor, which firm is ultimately accountable to the Audit Committee and to the Board.

  . Meet with the Independent Auditor prior to the audit to review the plan-ning and staffing of the audit.

  . Review and discuss with management and the Independent Auditor the Company's annual audited financial statements.

  . Discuss with the Independent Auditor the quality of accounting princi-ples as required by Statement on Auditing Standards No. 61.

  . Review major changes to the Company's auditing and accounting principles and practices as suggested by the Independent Auditor, Internal Auditors and management.

  . Review with management and the Independent Auditor the Company's quar-terly financial statements prior to filing Form 10-Q.

  . Receive periodic reports from the Independent Auditor regarding the Au-ditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appro-priate action to satisfy itself of the independence of the Auditor.

  . Evaluate together with the Board the performance of the Independent Au-ditor, and if so determined by the Audit Committee, recommend that the Board replace the Independent Auditor.

  . Approve the fees to be paid to the Independent Auditor.

  . Review the appointment and replacement of the Chief Auditor.

  . Review and approve the annual internal audit plan and budget.

  . Review annually the performance and remuneration of the Chief Auditor.

  . Review the significant reports to management prepared by the Internal
    Audit Department and management's responses.

  . Review and approve the internal control reports required by the FDIC.

  . Prepare the report required by the rules of the Securities and Exchange
    Commission to be included in the Company's annual proxy statement.

  . Meet at least annually with the Chief Auditor and the Independent Audi-tor in separate executive sessions.

MEMBERSHIP

  . The Audit Committee shall meet the independence and experience require-ments of the New York Stock Exchange and the Federal Deposit Insurance Corporation.

  . The Audit Committee will have a minimum of 3 members and be comprised entirely of outside Directors who are independent of management.

  . Audit Committee members will serve Chittenden Corporation and its sub-sidiaries.

A copy of the Corporation's Annual Report for 2000 (on Form 10-K), as filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, will be furnished free of charge to bene-ficial owners of the Corporation's stock upon written request to:

  F. Sheldon Prentice, Secretary or
  Eugenie J. Fortin, Assistant Secretary
  Chittenden Corporation
  P.O. Box 820
  Burlington, Vermont 05402-0820

Any person requesting a copy of the report must set forth in his/her written request a good faith representation that he/she was in fact a beneficial owner of stock of the Corporation on the record date for the annual meeting.


                                                                 SKU 0667-PS-01

                                  DETACH HERE

                                     PROXY

                            CHITTENDEN CORPORATION

               Two Burlington Square, Burlington, Vermont 05401

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



The undersigned hereby appoints Sally W. Crawford, Philip M. Drumheller and Mark
W. Richards as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Chittenden Corporation held of record by the undersigned on March 2, 2001 at the annual meeting of stockholders to be held at the Radisson Hotel Burlington, 60 Battery Street, Burlington, Vermont on April 18, 2001 at 4:00 p.m., or at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE SIDE.

-----------                                                      -----------
SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
   SIDE                                                              SIDE
-----------                                                      -----------

CHITTENDEN CORPORATION

c/o EquiServe
P.O. Box 9398
Boston, MA 02205-9398



Dear Shareholder:

Please take note of the important information enclosed with this Proxy. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

CHITTENDEN CORPORATION

                                  DETACH HERE
--------------------------------------------------------------------------------

[X]   Please mark
      votes as in
      this example.



1. To elect four directors, each to serve for a term of three years. The Board of Directors has nominated the following four individuals for election as such directors: Frederic H. Bertrand, David M. Boardman, Pall D. Spera and Martel D. Wilson, Jr. To elect two directors, each to serve for a term of one year. The Board of Directors has nominated the following two individuals for election as such directors: John K. Dwight and Ernest A. Pomerleau.


 FOR ALL    [  ]
NOMINEES
 (except as
indicated to the
 contrary).

WITHHOLD    [  ]
AUTHORITY
to vote for
the nominees
 listed.


[ ]________________________________________________________
INSTRUCTIONS: To withhold authority to vote for any nominee, write the nominee's name in the space provided above.

FOR   AGAINST  ABSTAIN

[  ]  [    ]   [    ]

2. Ratification of the Amendment to the 1997 Restatement and Amendment of the 1993 Stock Incentive Plan.

3. The proxies are authorized to vote in their discretion upon such other business and matters or proposals as may properly come before the Chittenden Meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [   ]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING   [   ]


Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature:____________________ Date:_______________Signature:_______ Date:______